UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 2, 2006

                         CALYPTE BIOMEDICAL CORPORATION
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

      DELAWARE                        000-20985                  06-1226727
      --------                        ---------                  ----------
(STATE OR OTHER JURISDICTION)   (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
   OF INCORPORATION)                   NUMBER)                  IDENTIFICATION)

             5 CENTERPOINTE DRIVE, SUITE 400, LAKE OSWEGO, OR 97035
             ------------------------------------------------------

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (971) 204-0282
                                                           --------------

                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On February 2, 2006 Calypte Biomedical Corporation (the "Company") received a letter from the American Stock Exchange (the "Exchange") notifying the Company that it does not satisfy certain of the Exchange's continued listing standards as set forth in Part 10 the American Stock Exchange Company Guide (the "Company Guide") and that the Exchange staff has, therefore, determined to initiate delisting proceedings with respect to the Company's common stock.

Specifically,  the  Exchange  noted that the Company is not in  compliance  with
Section 1003(a)(i) with shareholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of its three most recent fiscal years; Section 1003(a)(ii) with shareholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years; Section 1003(a)(iii) with shareholders' equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years; and Section 1003(a)(iv) with losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

The Company has until February 10, 2006 to request an appeal of the Exchange's determination, and plans to request a hearing before a committee of the Exchange. The Company expects that such a hearing would be scheduled within 45 days of its request. There can be no assurance that the Company's appeal will result in the continued listing of its common stock on the Exchange. If its common stock is delisted from the Exchange after the hearing, it would likely trade on the NASD Over the Counter Bulletin Board.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Press release dated February 3, 2006

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: Lake Oswego, Oregon
      February 3, 2006


                                        Calypte Biomedical Corporation


                                        By: /s/  Theodore R. Gwin
                                           -------------------------------------
                                                 Theodore R. Gwin
                                                 Chief Financial Officer